SECOND AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

         Second Amendment (this "Amendment") entered into as of July 31, 2003 between INTEGRAMED AMERICA, INC. (the "Borrower") and FLEET NATIONAL BANK (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Loan Agreement dated as of September 28, 2001, as amended by a First Amendment thereto dated as of September 16, 2002 (as so amended, the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend certain provisions of the Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2. The Agreement is hereby amended as follows:

(a) The following new defined terms shall be added to Section 1.1 of the Agreement in their correct place alphabetically and shall read in their entirety as follows:

                  "Acquisition" shall mean the acquisition by purchase or otherwise of the business or assets of or Capital Stock of another Person.

                  "Acquisition Cost" shall mean with respect to any otherwise Permitted Acquisition, the sum of (i) all cash consideration paid or agreed to be paid by the acquirer to make such Acquisition (inclusive of payments by such person of the seller's professional fees and expenses and other out-of-pocket expenses in connection therewith), plus (ii) the fair market value of all non-cash consideration paid by such person in connection therewith, plus (iii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such person in connection therewith, plus (iv) any optional or mandatory capital contributions made to such entity by such person. The principal or stated amount of any liability assumed or incurred by an acquirer in connection with an Acquisition which is a contingent liability shall be an amount equal to the stated amount of such liability or, if the same is not stated, the maximum reasonably anticipated amount payable by such person in respect thereof as determined by such person in good faith.

                  "Amendment 2" shall mean that certain Second Amendment to this Agreement between the Borrower and the Bank dated as of July 31, 2003.

                  "Consolidated Net Worth" shall mean at any date of determination, the sum of capital surplus, earned surplus (or accumulated deficit), the par value of each class of capital stock multiplied by the number of outstanding shares of such class of capital stock and additional paid-in capital of the Borrower and its Subsidiaries on a Consolidated basis.

                  "Maintenance Capital Expenditures" shall mean Capital Expenditures made by the Borrower to maintain its existing businesses and shall not include Capital Expenditures made by the Borrower in connection with mergers, acquisitions (of businesses and/or business facilities) and other similar Capital Expenditures made by the Borrower for new businesses or for the growth of its existing businesses; provided, that, in no event shall Maintenance Capital Expenditures be less than $1,000,000.

                  "Permitted Acquisition" shall mean an Acquisition that satisfies each of the following conditions: (i) the entire business or assets acquired or business of the entity whose Capital Stock is acquired shall be substantially similar to the Borrower's line of business as conducted on the date hereof; (ii) (a) the Acquisition Cost with respect to any one Acquisition shall not exceed $1,000,000 and (b) the Acquisition Cost with respect to all Acquisitions in any one calendar year shall not exceed $3,000,000; (iii) neither the Borrower nor such acquiree has incurred any additional Indebtedness to finance, or otherwise in connection with, such Acquisition, whether in the form of seller notes, third party Indebtedness or otherwise to the extent same would cause the Acquisition Cost to exceed the limitations set forth in "(ii)" of this definition; (iv) said Acquisition shall either be of the Capital Stock of or all or substantially all of the business assets of an acquired corporate business entity (or equivalent interests in another limited liability entity) or shall be structured (by merger, consolidation or otherwise); (v) at the time of such Acquisition no Default or Event of Default exists and no Default or Event of Default would occur after giving effect to such Acquisition;
         (vi) the Borrower shall have delivered to the Bank, not less than 10 days prior to the consummation of such Acquisition, (A) a certificate of a financial officer of the Borrower, in all respects reasonably satisfactory to the Bank and dated the date of such consummation, attaching a pro-forma compliance certificate (in a format satisfactory to the Bank) evidencing compliance with Section 6 of this Agreement (subsections 6(a), 6(b), 6(c), 6(d) and 6(e) of this Agreement; as the same may be amended from time to time) after giving effect to such Acquisition and based on the most recent financial statements delivered to the Bank pursuant to this Agreement; provided, that, as to such financial covenants (and any other financial covenants now or hereafter applying to the facilities described in this Agreement), all of such covenants shall be deemed amended to require compliance as to the Borrower with the entity acquired in the Acquisition, (B) copies of the purchase or merger agreement or any other material documents executed in connection with the Acquisition, (C) if the Acquisition is an Acquisition of the Capital Stock of a Person, (w) copies of the resolutions of the of the Board of Directors (or similar governing body) of such new Subsidiary authorizing the execution, delivery and performance of its respective Guarantee and other Loan Documents to which it is a party, certified respectively by an authorized officer of such new Subsidiary, (x) a certificate of an authorized officer of such new Subsidiary certifying the names and true signatures of the officers of new Subsidiary to sign any and all documents to be delivered by new Subsidiary or as required or contemplated hereunder, (y) the organizational documents of such new Subsidiary, all of which shall be in form and substance satisfactory to the Bank and certified as true and correct by an authorized officer of such new Subsidiary and (z) a good standing certificate as of the dates not more than twenty (20) days prior to the date of delivery thereof to the Bank from the Secretary of State of the respective state of organization of such new Subsidiary and each state in which it is qualified to do business and
         (D) satisfactory Uniform Commercial Code and other searches with respect to the acquiree; (vii) the Acquisition shall have the approval of the target company's board of directors (or similar governing body);
         (viii) the Bank shall have received such other information or documents as it shall have reasonably requested in connection with such Acquisition; (ix) the Acquisition shall have been consummated in accordance with the definitive acquisition agreement, without any waiver or amendment of any material term or condition therein not consented to by the Bank and in compliance with all applicable laws and all necessary approvals, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the acquiree or on the Borrower; (x) the Borrower shall have complied with any applicable state takeover law and any applicable supermajority charter provisions and (xi) all governmental and third-party consents and approvals necessary in connection with each aspect of the Acquisition shall have been obtained (without the imposition of any unreasonable conditions) and shall remain in effect, except where the failure to obtain same could not reasonably be expected to have a material adverse effect on the acquiree or on the Borrower; all applicable waiting periods shall have expired or been terminated or waived without any material adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable that restrains, prevents or imposes material adverse conditions upon any aspect of the Acquisition.

                  "Total Funded Debt Ratio" shall mean at any date of determination, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

(b) The following terms defined in Section 1.1 of the Agreement shall be amended to read in their entirety as follows:

                  "Applicable Margin" shall apply to both Revolving Credit Loans and the Term Loan and means at any time and from time to time the rate per annum above the Prime Rate, or LIBOR, as the case may be, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:


                                  Fluctuating Rate Loans        LIBOR Loans
                                  ----------------------        -----------

         Pricing Level I          0.00%                         2.50%
         Pricing Level II         0.00%                         2.25%
         Pricing Level III        0.00%                         2.00%


         In each of the above cases, changes in the Applicable Margin resulting from a change in a Pricing Level shall be based upon the financial statements/certificate most recently delivered pursuant to Sections 5.2(a)(i) and 5.2(b) and shall become effective on the date such financial statements or certificate, as applicable, are delivered to the Bank in the format required by this Agreement. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 5.2, Pricing Level I (as increased pursuant to Section 2.11(c)) shall apply until such Default is cured during the period and (ii) commencing on the date of Amendment 2 and ending on the day after the date of delivery of the first such financial statements/certificate, Pricing Level II shall apply.

                  "Borrowing Base" shall mean at any time (A) the sum of (i) 55% of the Borrower's Eligible Accounts Receivable at such time, plus (ii) 25% of the book value, net of depreciation, of the Borrower's fixed assets ("fixed assets" determined in accordance with GAAP), minus (B) the outstanding principal balance of the Term Loan at the time of calculation of the Borrowing Base.

                  "Consolidated Debt Service" shall be determined as of the last day of each fiscal quarter of the Borrower and shall mean the sum of
         (i) Consolidated Interest Expense for the consecutive twelve-month period computed from the last day of such fiscal quarter to the day 12 months prior to such last day and (ii) all scheduled payments of principal on Consolidated Funded Debt required to be made during the four quarters immediately following such last day of such fiscal quarter, including payments made on account of Capitalized Leases.

                  "Consolidated EBITDA" shall mean, with respect to the Borrower and its Subsidiaries for any period, the sum of (i) Adjusted Net Income, (ii) Interest Expense, (iii) depreciation, amortization and other non-cash charges and (iv) provision for Federal, state and local income taxes, in each case of the Borrower and its Subsidiaries on a consolidated basis for such period, computed in accordance with GAAP; provided, that, with respect to Network Sites owned by the Borrower for less than 12 months, "Consolidated EBITDA" shall be the sum of (A) Consolidated EBITDA (as determined above) for each full month the Network Site was owned by the Borrower for which the Bank has received financial statements, plus (B) pro forma Consolidated EBITDA (as determined above) for that number of months immediately prior to the Borrower's acquisition equal to 12 months minus the number of months the Network Site was owned by the Borrower as calculated by the Borrower in good faith and satisfactory to the Bank.

                  "Fixed Charge Coverage Ratio" shall be determined on a rolling four-quarter basis and shall mean, for any such four-quarter period, the ratio of (A) Consolidated EBITDA for such period, minus the sum of
         (i) Maintenance Capital Expenditures during such period, (ii) cash dividends paid during such period and (iii) income taxes paid during such period to (B) Consolidated Debt Service for such period.

                  "Termination Date" shall mean June 30, 2006 or, if such date is not a Business Day, the Business Day next succeeding such date.

(c) The definition of "Eligible Accounts Receivable" contained in Section 1.1 of the Agreement is amended by replacing the phrase "(i) which do not remain unpaid for more than 90 days from the original date of invoice," with the following phrase:

         (i) which do not remain unpaid for more than 90 days from the original date of invoice, unless the Account Debtor is a licensed insurance company, in which case such Account shall not remain unpaid for more than 120 days from the original date of invoice,

(d) Section 2.8 of the Agreement is amended to read in its entirety as follows:

                  2.8 Term Loan. The Bank extended a term loan to the Borrower pursuant to the terms of the Original Agreement and this Agreement and as of the date of Amendment 2 such term loan had an outstanding principal balance of $750,000. On the date that Amendment 2 becomes effective in accordance with its terms, the Bank hereby agrees to increase the amount of such term loan by $5,000,000 and extend an amended and restated term loan to the Borrower in an aggregate principal amount of $5,750,000 (such increased and amended and restated term loan shall, for all purposes of this Agreement and the other Loan Documents, be referred to as the "Term Loan;" whenever the Term Loan is referred to in the Agreement or any of the other Loan Documents, it shall be deemed to be such increased and amended and restated Term
         Loan). The Term Loan shall be evidenced by, among other things, an amended and restated term note substantially in the form of Exhibit B to Amendment 2 and dated the date of Amendment 2, (the "Term Note;" whenever the Term Note is referred to in the Agreement or any of the other Loan Documents, it shall be deemed to such increased and amended and restated Term Note). The Term Loan shall be payable in twelve (12) consecutive quarterly principal installments as follows: the first eleven (11) principal installments shall each in an amount equal to Two Hundred Eighty Seven Thousand Five Hundred Dollars and 00/100 ($287,500.00) and shall be payable on the last day of each December, March, June and September commencing September 30, 2003 and the twelfth
         (12th) and final principal installment shall be in an amount equal to the then remaining unpaid principal balance and shall be due and payable, together with all accrued and unpaid interest, on June 30, 2006. The Term Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate per annum, to be elected pursuant to the provisions of this Agreement equal to either
         (i) LIBOR plus the Applicable Margin, or (ii) the Prime Rate (which interest rate shall change when and as the Prime Rate changes) plus the Applicable Margin. In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in this Agreement. After any stated or accelerated maturity thereof, the Term Note shall bear interest at the increased rate set forth in this Agreement.

(e) Section 5.9 of the Agreement is amended to read in its entirety as follows:

                  5.9 Examination of Books and Records. Permit the Bank or its designee to conduct an examination of the Borrower's books and records and the books and records of each Network Site (subject to applicable laws and regulations relating to patient confidentiality, with the cost of one such examination in each calendar year being borne by the Borrower (unless a Default or Event of Default shall have occurred and is continuing, in which case the cost of all such examinations shall be borne by the Borrower).

(f) Section 6(a) of the Agreement is amended to read in its entirety as follows:

                  (a) Minimum Net Worth: Consolidated Net Worth in an amount equal to $26,728,000, which minimum amount shall increase automatically on a cumulative basis on the last day of each fiscal quarter, beginning with the fiscal quarter ending December 31, 2002, by the sum of (i) 50% of cumulative net income (without any deduction for loss) for the fiscal quarter then ending, and (ii) 80% of the aggregate net proceeds from any issuance of Capital Stock by the Borrower or any of its Subsidiaries during the fiscal quarter then ending.

(g) Section 6(b) of the Agreement is amended to read in its entirety as follows:

                  (b) Minimum Consolidated EBITDA: Consolidated EBITDA of not less than $5,000,000.

(h) Section 6(c) of the Agreement is amended to read in its entirety as follows:

                  (c) Leverage Ratio: A Leverage Ratio in a proportion not greater than (i) 2.00 to 1.00 from the date of this Agreement through and including March 31, 2004, or (ii) 1.75 to 1.00 from June 30, 2004 through and including March 31, 2005, or (iii) 1.50 to 1.00 from June 30, 2005 through the last day of each fiscal quarter thereafter.

(i) Section 6(d) of the Agreement is amended to read in its entirety as follows:

                  (d) Total Funded Debt Ratio: A Total Funded Debt Ratio in a proportion not greater than (i) 3.00 to 1.00 from the date of this Agreement through and including March 31, 2004, or (ii) 2.75 to 1.00 from June 30, 2004 through and including March 31, 2005, or (iii) 2.50 to 1.00 from June 30, 2005 through the last day of each fiscal quarter thereafter.

(j) Section 7.1 of the Agreement is amended to read in its entirety as follows:

                  7.1 Indebtedness. Incur, or permit to exist, any Indebtedness except (i) Indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower or any Subsidiary, (ii) Indebtedness existing on the date hereof and reflected in the financial statements referred to in Section
         3.1 hereof, (iii) Indebtedness incurred after the date of this Agreement in an aggregate amount not in excess of $1,000,000 in any fiscal year and not in excess of $2,500,000 in the aggregate at any time outstanding; provided, that, same is incurred in connection with the acquisition of fixed assets and (iv) unsecured Subordinated Debt in an aggregate principal amount at any one time outstanding not in excess $10,000,000; provided such Subordinated Debt is completely subordinated to all of the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Bank.

(k) Section 7.2 of the Agreement is amended to read in its entirety as follows:

                  7.2 Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets (other than sales of inventory and obsolescent equipment in the ordinary course of business) or acquire by purchase or otherwise the business or assets of, or stock of, another business entity; except (i) the Borrower may make any Permitted Acquisition (provided that not more than $4,000,000 in Revolving Credit Loans shall be extended by the Bank to the Borrower to finance the Acquisition Cost of Permitted Acquisitions, with respect to all such Permitted Acquisitions in the aggregate made at any time this Agreement remains in effect) and (ii) any Subsidiary may merge into or consolidate with any other Subsidiary which is wholly-owned by the Borrower and any Subsidiary which is wholly-owned by the Borrower may merge with or consolidate into the Borrower provided that the Borrower is the surviving corporation.

(l) Subsection 7.4(iv) of the Agreement is amended to read in its entirety as follows:

                  (iv) purchase money Liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of
         Section 7.1(iii) hereof


(m) Section 7.8 of the  Agreement is amended to read in its entirety as follows:
    7.8 [Intentionally Omitted.]

3.  The Borrower hereby represents and warrants to the Bank that:

                  (a) Each and every of the representations and warranties set forth in the Agreement and/or the documents executed pursuant thereto or in connection therewith is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4. All obligations in connection with the Agreement are and shall continue to be
(i) secured by the collateral referenced in the Agreement and more fully described in one or more security agreements in favor of the Bank and (ii) guaranteed by the Guarantors referenced in the Agreement pursuant to Guarantees in favor of the Bank.

5. By their execution of this Amendment in the space provided below, each of the guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees, in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

6. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7. This Amendment shall be effective as of the date first above written; provided that this Amendment shall not be effective unless and until (i) the Bank shall have received counterparts of this Amendment, the amended and restated Revolving Credit Note (substantially in the form of Exhibit A hereto) and the amended and restated Term Note (substantially in the form of Exhibit B hereto), each duly signed by the Borrower, (ii) the Borrower shall have paid all of the fees and expenses of the Bank's outside counsel in connection with the preparation and negotiation of this Amendment and the documents related thereto,
(iii) the Borrower shall have paid to the Bank, for its own account, a facility fee in the amount of (A) $60,000 on account of the revolving credit facility and
(B) $20,000 on account of the term loan, (iv) the Bank shall have received a security agreement, in form and substance reasonably satisfactory to the Bank, from each of the medical practices from whom the Borrower purchases accounts receivable, (v) the Bank shall have received an opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Bank, as to certain matters with respect to each medical practice's security agreement and
(vi) the Bank shall have received evidence of such proper corporate organization, existence, authority and appropriate corporate proceedings with respect to the Borrower and the matters addressed by this Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Bank shall reasonably request.

8. This Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                    INTEGRAMED AMERICA, INC.



                                     By:/s/John W. Hlywak, Jr.
                                           ---------------------------------
                                   Name:   John W. Hlywak, Jr.
                                  Title:   Senior Vice President and
                                           Chief Financial Officer

                                    FLEET NATIONAL BANK



                                      By:/s/Thomas G. Carley
                                            --------------------------------
                                    Name:   Thomas G. Carley
                                    Title:  Senior Vice President

         Each of the guarantors indicated below hereby consent to this Amendment and reaffirm their continuing liability under their respective guarantees in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

                    INTEGRAMED PHARMACEUTICAL SERVICES, INC.



                       By:/s/John W. Hlywak, Jr.
                             -------------------------------
                     Name:   John W. Hlywak, Jr.
                    Title:   Vice President

                        INTEGRAMED FINANCIAL SERVICES, INC.


                       By: /s/John W. Hlywak, Jr.
                              ------------------------------
                     Name:    John W. Hlywak, Jr.
                     Title:   Vice President

                                    EXHIBIT A


               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

                              REVOLVING CREDIT NOTE

$7,000,000.00                                         White Plains, New York
                                                      July 31, 2003

         INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") on the Termination Date, as such term is defined in the Loan Agreement dated as of September 28, 2001, between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note), at the office of the Bank specified in Section 10.1 of the Agreement, in lawful money of the United States of America and in immediately available funds the principal amount of SEVEN MILLION and 00/100 DOLLARS ($7,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1(a) of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Section 2.2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. All Loans made by the Bank pursuant to subsection 2.1(a) of the Agreement and all payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages. The aggregate net unpaid amount of Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at an increased rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

         This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement. This Note is secured by the collateral described in each Security Agreement.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         This Note shall replace and supersede the Revolving Credit Note made by the Borrower to the order of the Bank dated as of September 28, 2001 (the "Prior Note"); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower's indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay and this Note shall also evidence any and all unpaid interest on all Revolving Credit Loans made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

                                          INTEGRAMED AMERICA, INC.


                                          By:  /s/John W. Hlywak, Jr.
                                                  -------------------------
                                          Name:   John W. Hlywak, Jr.
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
               TO AMENDED AND RESTATED REVOLVING CREDIT NOTE DATED
                                  JULY 31, 2003
                            INTEGRAMED AMERICA, INC.
                                       TO
                               FLEET NATIONAL BANK


                              Last Day                     Balance
         Amount   Interest    of Interest      Principal   Remaining   Notation
Date     of Loan  Period      Period           Paid        Unpaid      Made By
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


                                    EXHIBIT B


                     FORM OF AMENDED AND RESTATED TERM NOTE

                                    TERM NOTE


$5,750,000.00                                            White Plains, New York
                                                         July 31, 2003


         INTEGRAMED AMERICA, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") at its office specified in Section 10.1 of the Loan Agreement dated as of September 28, 2001 between the Borrower and the Bank, as amended from time to time (as so amended the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in this Note) in lawful money of the United States and in immediately available funds, the principal sum of Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($5,750,000), payable in twelve
(12) consecutive quarterly principal installments as follows: the first eleven
(11) principal installments shall each in an amount equal to Two Hundred Eighty Seven Thousand Five Hundred Dollars and 00/100 ($287,500.00) and shall be payable on the last day of each December, March, June and September commencing September 30, 2003 and the twelfth and final principal installment shall be in an amount equal to the then remaining unpaid principal balance and shall be due and payable, together with all accrued and unpaid interest, on June 30, 2006. In addition to such principal payments, the Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding (computed on the basis of a 360 day year for actual days elapsed) at an annual rate as selected by the Borrower pursuant to the terms of Article 2 of the Agreement. Interest shall be payable as provided in the Agreement. Whenever the entire unpaid principal amount of this Note becomes due and payable (whether at the stated maturity hereof, by acceleration or otherwise) interest hereon shall thereafter be payable on demand at a rate as set forth in the Agreement, but in no event in excess of the maximum rate of interest permitted under any applicable law.

         This Note is the Term Note referred to in the Agreement, and is entitled to the benefits and subject to the terms thereof and may be prepaid in whole or in part (subject to the indemnity provided in the Agreement) as provided therein. This Note is secured by the Collateral described in each Security Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amount then remaining unpaid under the Note may be declared immediately due and payable as provided in the Agreement.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         This Note shall replace and supersede the Term Note made by the Borrower to the order of the Bank dated as of September 11, 1998 (the "Prior Note"); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower's indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, increase, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay and this Note shall also evidence any and all unpaid interest on the Term Loan made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.


                                           INTEGRAMED AMERICA, INC.


                                           By:  /s/John W. Hlywak, Jr.
                                                   -------------------------
                                           Name:   John W. Hlywak, Jr.
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer